SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 2, 2007 (November 2, 2007)
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51435 (Commission File Number)	20-2535684 (IRS Employer Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 8.01. Other Matters.
     Superior Well Services, Inc. (“Superior”) announced today that on November 2, 2007 it purchased substantially all of the operating assets of Madison Wireline Services, Inc. (“Madison”) in Williston, North Dakota for approximately $3.0 million in cash. Included in the acquisition are four cased-hole trucks suitable for cased-hole completion and various tools and logging systems that are compatible with Superior’s existing systems. Superior plans to retain Madison’s 11 employees. The acquired operations will be integrated into Superior’s Rocky Mountain operations and expands its presence in North Dakota, South Dakota and Montana.
Superior’s press release dated November 2, 2007, is furnished herewith as Exhibit 99.1.
     In accordance with General Instruction B.2. of Form 8-K and the Securities and Exchange Commission Release No. 33-8176, the above information is being furnished under Item 8.01 related thereto, of Form 8-K and shall not deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     (c) Exhibits.
99.1 Press release issued November 2, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)
/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President & Chief Financial Officer

Dated: November 2, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued November 2, 2007.